                                                                    EXHIBIT 11.1

                                  LYCOS, INC.
 Computation of Shares Used in Computing Basic and Diluted Net Income (Loss)
                                   Per Share


                                                   Three Months Ended               Six Months Ended
                                                       January 31,                     January 31,
                                                  1998            1997            1998            1997
                                              -----------     -----------     -----------     -----------
Net income (loss)...........................  $   301,119     $(2,012,064)    $   408,599     $(4,771,057)
                                              -----------     -----------     -----------     -----------

Basic net income (loss) per share:
 Weighted average common shares
 outstanding................................   14,254,750      13,792,896      14,175,061      13,792,896
                                              -----------     -----------     -----------     -----------
Shares used in computing per share amount...   14,254,750      13,792,896      14,175,061      13,792,896
                                              ===========      ==========     ===========     ===========

Basic net income (loss) per share...........  $      0.02     $     (0.15)    $      0.03     $     (0.35)
                                              ===========      ==========     ===========     ===========

Diluted net income (loss) per share:
 Weighted average common shares
 outstanding................................   14,254,750      13,792,896      14,175,061      13,792,896
 Dilutive stock options.....................      564,474              --         532,748              --
                                              -----------     -----------     -----------     -----------

Shares used in computing per share amount...   14,819,224      13,792,896      14,707,809      13,792,896
                                              ===========      ==========     ===========     ===========

Diluted net income (loss) per share.........  $      0.02     $     (0.15)    $      0.03     $     (0.35)
                                              ===========      ==========     ===========     ===========

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